SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 27, 2011

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware  19898

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s Annual Meeting of Stockholders on April 27, 2011, stockholders approved the E. I. du Pont de Nemours and Company Equity and Incentive Plan, as amended and restated effective March 2, 2011 (“Amended Plan”). On March 2, 2011, the Board of Directors adopted the Amended Plan, subject to stockholder approval. The Amended Plan reflects the following changes:

• The number of shares available for issuance is increased by 50 million, of which ten million shares may be issued in connection with “Full-Value Awards” (awards other than stock options or stock appreciation rights) on a one-for-one basis;

• The rate at which Full-Value Awards issued in excess of prescribed limits are counted against the overall share limit is increased from 4:1 to 4.5:1;

• The immediate acceleration of vesting upon a change in control is limited to situations where the Company is not the surviving entity and the surviving entity does not assume or otherwise provide for continuation of the awards; and

• The maximum term for stock options is increased from seven years to ten years.

Stockholder approval of the Amended Plan also constituted re-approval of the material terms of the performance goals on which awards intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 may be based.

The foregoing description is qualified in its entirety by reference to the Company’s 2011 Proxy Statement (including the Amended Plan attached thereto as Appendix B) which was filed with the Securities and Exchange Commission on March 18, 2011 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

DuPont’s Annual Meeting of Stockholders was held on April 27, 2011. A total of 759,706,972 shares of common stock was voted in person or by proxy, representing 82.01 percent of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the meeting, all of which are described in the company’s 2011 Proxy Statement.

1.     Election of Directors. The 10 nominees listed below were elected to serve on the Board of Directors for the ensuing year.

Director	For	Against	Abstentions	Broker Non-Votes
R. H. Brown	605,575,706	6,193,867	1,427,406	146,509,993
R. A. Brown	609,028,538	2,741,880	1,426,561	146,509,993
B. P. Collomb	609,302,842	2,415,540	1,478,597	146,509,993
C. J. Crawford	597,366,498	14,320,276	1,510,205	146,509,993
A. M. Cutler	598,179,539	13,256,986	1,760,454	146,509,993
E. I. du Pont	607,174,199	4,630,279	1,392,501	146,509,993
M. A. Hewson	609,511,466	2,318,780	1,366,733	146,509,993
L. D. Juliber	602,955,941	8,819,280	1,421,758	146,509,993
E. J. Kullman	599,214,473	12,564,344	1,418,162	146,509,993
W. K. Reilly	600,882,989	10,860,511	1,453,479	146,509,993

2.     Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

For	747,812,847
Against	9,942,496
Abstentions	1,951,629
Broker Non-Votes	0

The foregoing proposal was approved.

3.     Management Proposal on Amended Equity and Incentive Plan.

For	535,734,721
Against	74,625,321
Abstentions	2,836,937
Broker Non-Votes	146,509,993

The foregoing proposal was approved.

4.     Management Proposal to approve, by advisory vote, executive compensation.

For	596,491,936
Against	13,408,677
Abstentions	3,296,366
Broker Non-Votes	146,509,993

The foregoing proposal was approved.

5.     Management Proposal to recommend, by advisory vote, the frequency of executive compensation votes.

One Year	492,959,275
Two Years	12,683,015
Three Years	104,992,071
Abstentions	2,562,618
Broker Non-Votes	146,509,993

Consistent with the Board’s recommendation, an annual vote was recommended by stockholders.  For that reason, the Company will hold annual executive compensation votes until the next required vote on the frequency of shareholder votes on executive compensation.

6.     Stockholder proposal requesting the Board of Directors to amend the Company’s bylaws to give holders of 10% of its outstanding common stock the power to call a special shareowner meeting.

For	239,532,364
Against	369,715,682
Abstentions	3,948,933
Broker Non-Votes	146,509,993

The foregoing proposal was not approved.

7.     Stockholder proposal requesting the Board of Directors review and report on the Company’s internal controls related to potential adverse impacts associated with genetically modified organisms.

For	31,284,719
Against	463,437,717
Abstentions	118,474,543
Broker Non-Votes	146,509,993

The foregoing proposal was not approved.

8.     Stockholder proposal requesting the Board of Directors prepare a report that reviewing the compensation packages provided to senior executives of the Company.

For	34,130,411
Against	553,515,188
Abstentions	25,551,380
Broker Non-Votes	146,509,993

The foregoing proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

May 3, 2011